                                                                    EXHIBIT 10.5


                             SUBSCRIPTION AGREEMENT

                                   dated as of

                                January 31, 2000

                                     between

                            IMPSAT FIBER NETWORKS INC.

                                       and

                                NUNSGATE LIMITED

                             SUBSCRIPTION AGREEMENT

            SUBSCRIPTION AGREEMENT, dated as of January 31, 2000, between IMPSAT Fiber Networks, Inc., a Delaware corporation (the "Issuer") and Nunsgate Limited, a wholly owned Subsidiary of British Telecommunications plc, (the "Purchaser").

            WHEREAS, the Issuer desires to issue, sell and deliver to the Purchaser 2,850,000 shares of Common Stock, par value $0.01 per share (the "Shares"), upon the terms and conditions set forth in this Agreement;

            WHEREAS, the Purchaser desires to subscribe for the Shares from the Issuer upon the terms and conditions set forth in this Agreement; and

            WHEREAS, on the Closing Date, for good and valuable consideration, the Issuer shall issue to the Purchaser the Shares upon the terms and conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained, the parties hereto do hereby bind themselves and agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

        SECTION 1.01.  Definitions.

            (a) In addition to terms defined elsewhere herein, the following terms, as used herein, have the following meanings:

            "Affiliate" has the meaning assigned to such term by Rule 144 under the Securities Act.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

            "Bylaws" means the Bylaws of the Issuer in effect as of the date hereof.

            "Charter" means the Certificate of Incorporation of the Issuer in effect as of the date hereof.

            "Common Stock" means the common stock, par value $0.01 per share, of the Issuer.

            "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

            "Governmental Authorization" shall mean any approval, authorization, permit, order, consent, exemption or license or any other action of or by, or notice to or filing or registration with any agencies, departments, ministries, authorities, statutory or public corporations or other statutory bodies, now existing or hereinafter created of the United States, the United Kingdom or the Republic of Argentina, or of any state, municipality or other political subdivision thereof.

            "Law" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

            "Material Adverse Change" means a material adverse change, or any event, occurrence, state of circumstances or facts or development involving a prospective material adverse change, in the business, operations, assets, condition (financial or otherwise), results of operations, properties, assets, value or prospects of the Issuer and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect, or any event, occurrence, state of circumstances or facts or development involving a prospective material adverse effect, on the business, operations, assets, condition (financial or otherwise), results of operations, properties, assets, value or prospects of any specified Person.

            "Initial Public Offering" means the Issuer's initial public offering of 11,500,000 shares of Common Stock.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or any other entity or organization, whether or not a legal entity, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

            "Prospectus" means the prospectus that forms part of the Registration Statement.

            "Purchase Price" means the U.S. dollar amount equal to the product of (i) the number of shares of Common Stock comprising the Shares and (ii) the price per share of Common Stock offered to the public initially pursuant to the Initial Public Offering.

            "Regulation D" means Regulation D under the Securities Act.

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            "Registration Statement" means the Issuer's registration statement on Form S-1 filed with the Securities and Exchange Commission (file no. 333-88389) relating to the Common Stock to be issued in the Initial Public Offering, as amended or supplemented at the time it becomes effective.

            "Securities Act" means the U.S. Securities Act of 1933, as amended from time to time, or any successor statute.

            "Securityholders Agreement" means the Securityholders Agreement, dated as of March 19, 1998, among the Issuer, Nevasa Holdings Ltd., Princes Gate Investors II, L.P., Morgan Stanley Global Emerging Markets Private Investment Fund, L.P., and certain other parties thereto.

            "Shareholders Agreement" means the Shareholders Agreement dated as of March 10, 1999 among the Issuer, the Purchaser and Nevasa Holdings Ltd.

            "Subsidiary" means, with respect to any Person, any other Person of which more than fifty percent (50%) of (i) the economic interest in the assets, earnings or cash flow or (ii) the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

            "Underwriter" means each Person identified in the Prospectus as an underwriter in connection with the Initial Public Offering.

            (b) Each of the following terms is defined in the Section opposite such term:

Term                            Section
----                            -------
Closing                         2.03
Closing Date                    2.03
Damages                         7.03
Environmental Laws              3.17
Indemnified Persons             7.03
Intellectual Property Rights    3.23
Issuer                          Recitals
Issuer Indemnified Person       7.03
Purchaser                       Recitals
Purchaser Indemnified Person    7.03
Shares                          Recitals

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

                                   ARTICLE II

                         ISSUANCE AND TRANSFER OF SHARES

        SECTION 2.01.  Issuance and Transfer of Shares.

            Subject to the terms and conditions set forth in this Agreement, upon the Closing (as defined in Section 2.03 below), (i) the Issuer shall issue, sell and deliver to the Purchaser certificates evidencing the Shares and full and complete right, title and interest in and to all of the Shares free and clear of all claims, liens, charges, encumbrances or rights of third parties of any nature whatsoever, and (ii) the Purchaser shall subscribe for, receive and accept the Shares.

        SECTION 2.02.  Consideration for the Shares.

            The aggregate consideration for the Shares shall be the Purchase Price, which shall be payable in accordance with Section 2.03 below.

        SECTION 2.03.  The Closing.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Arnold & Porter, 399 Park Avenue, New York, New York 10022, at 10:00 a.m. on February 4, 2000, or on such other date and at such other location as the Issuer and the Purchaser shall agree. The date and time of the Closing are referred to herein as the "Closing Date."

            (b) At the Closing, the Purchaser shall pay and deliver the Purchase Price to the Issuer in U.S. dollars by wire transfer, or by such other method mutually agreeable to the parties, of immediately available funds to such bank account designated in writing by the Issuer.

            (c) At the Closing, the Purchaser shall receive one or more duly executed share certificates in definitive form, registered in the name of the Purchaser, evidencing the Shares being issued to the Purchaser hereunder.

            (d) In the event that the Closing shall not have occurred by February 11, 2000, the Issuer or the Purchaser shall be entitled to terminate this Agreement by written notice to the other party hereto without any liability to the other party hereto, except to the extent that the failure to consummate the transactions contemplated arises out of or results from the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

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

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES RELATING TO THE ISSUER

            The Issuer represents and warrants to the Purchaser as follows:

        SECTION 3.01.  Organization, Standing, Etc.

            (a) The Issuer has been duly incorporated, is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Issuer and its Subsidiaries taken as a whole. All of the shares of capital stock of the Issuer's Subsidiaries owned by the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Issuer, free and clear of all liens, encumbrances, equities or claims.

            (b) Each Subsidiary of the Issuer has been duly incorporated, is validly existing under the Laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect on such Subsidiary. IMPSAT S.A. ("IMPSAT Argentina") is a 95.2% owned Subsidiary of the Issuer, IMPSAT S.A. ("IMPSAT Colombia") is a 74.2% owned Subsidiary of the Issuer, Impsatel del Ecuador S.A. is a wholly owned Subsidiary of the Issuer, IMPSAT S.A. de C.V. is a 99.9% owned Subsidiary of the Issuer, Telecomunicaciones IMPSAT S.A. ("IMPSAT Venezuela") is a 75% owned Subsidiary of the Issuer, and IMPSAT Comunicacoes Ltda. is a 99.9% owned Subsidiary of the Issuer. As of the Closing Date, IMPSAT Argentina, IMPSAT Colombia and IMPSAT Venezuela will each be a wholly owned Subsidiary of the Issuer, and the Issuer's ownership interest in its other Subsidiaries as identified in the preceding sentence will be unchanged.

        SECTION 3.02.  Registration Statement and Prospectus.

            (a) The Registration Statement, as amended or supplemented, if applicable, as of the date hereof does not and, when it becomes effective, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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            (b) The Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus, both, as amended or supplemented, if applicable, based upon information relating to any furnished to the Issuer in writing by such Underwriter expressly for use therein.

        SECTION 3.03.  Authorization; Capitalization; Non-Contravention.

            (a) This Agreement has been duly authorized, executed and delivered by the Issuer.

            (b) The authorized, issued and outstanding capital stock of the Issuer conforms to the description thereof contained in the Prospectus. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (c) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement will not contravene any provision of applicable Law, the Charter or Bylaws of the Issuer, as amended to date, any agreement or other instrument binding upon the Issuer or any of its Subsidiaries that is material to the Issuer and its Subsidiaries, taken as a whole (except to the extent that any such contravention would not have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole), or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any Subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer of its obligations under this Agreement, except for any consents, approvals, authorizations, orders or qualifications, the failure to obtain which would not have a Material Adverse Effect on the ability of the Issuer to perform its obligations under this Agreement.

        SECTION 3.04. Binding Effect. Except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally, this Agreement constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

        SECTION 3.05. Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Issuer and any Person granting such Person the right to require the Issuer to file a registration statement under the Securities Act with respect to any securities of the

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Issuer or to require the Issuer to include such securities with the Shares registered pursuant to the Registration Statement (or any such right has been waived).

        SECTION 3.06. Litigation, Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Issuer, threatened to which the Issuer or any of its Subsidiaries is a party or to which any of the properties of the Issuer or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, except to the extent that such proceeding, statute, regulation, contract or other document is not reasonably likely to have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole.

        SECTION 3.07.  Disclosure.

            (a) The Issuer has provided the Purchaser with all the information available to it that the Purchaser has requested for determining whether to purchase the Shares. Neither this Agreement nor any other written statements or certificates made or delivered by the Issuer to the Purchaser in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein and therein not misleading.

        SECTION 3.08. Offerings. Assuming the accuracy of the representations of the Purchaser set forth in Section 4.06 hereof, the offer and transfer of the Shares to the Purchaser as contemplated by this Agreement are, and would be, exempt from the registration requirements of the Securities Act.

        SECTION 3.09. Investment Company. The Issuer is not, and after giving effect to the sale and issuance of the Shares will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

        SECTION 3.10. Solicitation; Access to Information. No form of general solicitation or general advertising was used by the Issuer or, to the Issuer's knowledge, any other Person acting on its behalf, in respect of the Shares or in connection with the offer and sale of the Shares.

        SECTION 3.11. Absence of Certain Changes. There has not occurred any Material Adverse Change not set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

        SECTION 3.12. Properties. The Issuer and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them which is material to the business of the Issuer and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such

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property and do not materially interfere with the use made and proposed to be made of such property by the Issuer and its Subsidiaries; and any real property and buildings held under lease by the Issuer and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Issuer and its Subsidiaries, in each case except as described in the Prospectus.

        SECTION 3.13. Internal Controls. The Issuer and each of its Subsidiaries keep accurate books and records reflecting their assets and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        SECTION 3.14. Employees. No material labor dispute with the employees of the Issuer or any of its Subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Issuer, is imminent; and the Issuer is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole.

        SECTION 3.15. No Undisclosed Material Liabilities. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Issuer and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business.

        SECTION 3.16. Intellectual Property. The Issuer and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as described in the Prospectus, neither the Issuer nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole.

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        SECTION 3.17.  Environmental Compliance.

            (a) The Issuer and its Subsidiaries (i) are in compliance with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole.

            (b) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole.

        SECTION 3.18. Insurance. The Issuer and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Issuer reasonably believes are prudent and customary in the businesses in which they are engaged; neither the Issuer nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Issuer nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole, except as described in the Prospectus.

        SECTION 3.19. Year 2000. The Issuer has reviewed its operations and that of its Subsidiaries to evaluate the extent to which the business or operations of the Issuer or any of its Subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Issuer and its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods prior to January 1, 2000); as a result of such review, (i) the Issuer has no reason to believe, and does not believe, that (A) there are any issues related to the Issuer's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and
(B) the Year 2000 Problem will have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Issuer and its Subsidiaries, taken as a whole; (ii) the Issuer reasonably believes, after due inquiry, that the suppliers, vendors,

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customers or other material third parties used or served by the Issuer and such
Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole; and (iii) nothing has come to the attention of the Issuer as of the date hereof, after due inquiry, that any Year 2000 Problems have occurred that (A) could have a Material Adverse Effect on the Issuer and its Subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Issuer and its Subsidiaries, taken as a whole or (B) are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Issuer as follows:

        SECTION 4.01. Organization. The Purchaser is duly organized and existing under the Laws of its jurisdiction of organization.

        SECTION 4.02.  Authority; No Other Action.

            (a) The execution, delivery and performance of this Agreement is within the Purchaser's powers and have been duly authorized on the Purchaser's part by all requisite corporate action.

            (b) No action by or in respect of, or filing with, any Governmental Authority is required for the execution, delivery and performance by the Purchaser of this Agreement.

        SECTION 4.03. No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the Purchaser's charter or similar document or (ii) violate any applicable Law, judgment, injunction or decree, which violation would (a) affect the validity of this Agreement or (b) individually or in the aggregate impair the ability of the Purchaser to perform in any material respect its obligations under this Agreement.

        SECTION 4.04. Binding Effect. Except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally, this Agreement has been duly executed by the Purchaser and constitutes a valid and binding agreement of the Purchaser.

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        SECTION 4.05.  No Defaults. The Purchaser is not in violation of its charter or in default under any provision of applicable Law or of any agreement, judgment, injunction, decree or other instrument binding upon it, which violation or default (i) would affect the validity of this Agreement or (ii) would (individually or in the aggregate) impair the ability of the Purchaser to perform in any material respect its obligations under this Agreement.

        SECTION 4.06.  Private Placement.

            (a) The Purchaser understands that (i) the offering and sale of the Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, (ii) the Shares are not registered under the Securities Act and (iii) there is no existing public or other market for the Shares and there can be no assurance that the Purchaser will be able to sell or dispose of the Shares.

            (b) The Purchaser is an "Accredited Investor" as such term is defined in Regulation D.

            (c) The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

                                   ARTICLE V

                                    COVENANTS

        SECTION 5.01. Regulatory and Other Authorization; Consents. (a) Each of the Issuer and the Purchaser shall use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) The Issuer shall give promptly such notices to third parties and use all its or their reasonable efforts to obtain such third party consents as are necessary in connection with the transactions contemplated by this Agreement.

            (c) Each of the Issuer and the Purchaser shall cooperate and use all reasonable efforts to assist each other in giving such notices and obtaining such consents; provided, however, that the Purchaser shall not have any obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser, the Issuer or any Subsidiary of the Issuer.

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

            (d) Each of the Issuer and the Purchaser believes that all the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will be received.

        SECTION 5.02. Further Action. Each of the Issuer and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper and advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VI

                         CONDITIONS PRECEDENT TO CLOSING

        SECTION 6.01. Conditions to the Purchaser's Obligations. The obligation of the Purchaser to purchase the Shares from the Issuer is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            (a) each of the representations and warranties of the Issuer contained herein shall be true and correct on and as of the Closing Date;

            (b) the Issuer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Issuer on or prior to the Closing Date, and the Issuer shall not be in default under or in violation of any provisions of the Charter;

            (c) the Purchaser shall have received a certificate dated the Closing Date signed by an executive officer of the Issuer to the effect set forth in subsections (a), (b), and (d) of this Section 6.01;

            (d) the Issuer and the Purchaser shall have obtained all Governmental Authorizations and all other material consents, waivers or permits, necessary for the consummation of the transactions contemplated hereby;

            (e) the Purchaser's acquisition of the Shares as provided herein shall not be prohibited by any applicable Law or any contract, agreement, document or other instrument by which the Purchaser is bound;

            (f) there shall not have occurred any Material Adverse Change;

            (g) the closing of the Initial Public Offering substantially concurrently with the Closing;


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            (h) the amendment to the Shareholders Agreement, substantially in the form attached hereto as Exhibit A, shall have been executed and delivered by each of the parties thereto; and

            (i) the consent under the Securityholders Agreement, substantially in the form attached hereto as Exhibit B, shall have been executed and delivered by each of the parties thereto.

        SECTION 6.02. Conditions to Issuer's Obligations. The obligations of the Issuer to issue and sell the Shares to the Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) the representations and warranties of the Purchaser contained herein shall be true and correct on and as of the Closing Date;

            (b) the Purchaser shall have performed and complied with all agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date;

            (c) the Purchaser's acquisition of the Shares shall not be prohibited by any applicable Law or any contract, agreement, document or other instrument by which the Purchaser is bound;

            (d) each of the Issuer and the Purchaser shall have obtained all Governmental Authorizations and all other material consents, waivers or permits, necessary for the consummation of the transactions contemplated hereby; and

            (e) the closing of the Initial Public Offering substantially concurrently with the Closing; and

            (f) the consent under the Securityholders Agreement, substantially in the form attached hereto as Exhibit B, shall have been executed and delivered by each of the parties thereto.

                                  ARTICLE VII

                                  MISCELLANEOUS

        SECTION 7.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including, without limitation, telecopier or similar writing) and shall be given to such party by certified first class mail at its address with a return receipt requested, by Federal Express or similar overnight mail service with signature required for receipt, or by telecopy at the telecopier number set forth below or such other address or telecopier number as such party may hereinafter specify in writing for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 7.01 and the appropriate electronic confirmation is received and a copy of such notice is sent by overnight mail service or (ii) if given by certified mail or overnight courier, 72 hours after such communication is deposited in the mails with first class postage prepaid or given to overnight courier service, addressed as aforesaid.

            Issuer:           IMPSAT Fiber Networks, Inc.
                              Alferez Pareja 256
                              1107 Buenos Aires, Argentina
                              Attn:  Chief Executive Officer
                              Telefax: 011-54-11-4300-8060

            Purchaser:        Nunsgate Limited
                              Queen Victoria House
                              Queen Victoria Street
                              Douglas IM1 2LS
                              Isle of Man
                              Telefax:  011 44 1624 636 011

                              With a copy to:

                              Secretary and Chief Legal Adviser
                              British Telecommunications plc
                              81 Newgate Street
                              London EC1A 7AJ
                              United Kingdom
                              Telefax: 011-44171-356-6135

        SECTION 7.02.       No Waivers; Amendments.

            (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

            (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by both parties hereto.

        SECTION 7.03.       Indemnification.

            (a) The Issuer hereby agrees to indemnify and hold harmless the Purchaser, its Affiliates and their directors, officers, agents and employees (each, a

"Purchaser Indemnified Person") from and against and to pay any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) ("Damages") to which such Purchaser Indemnified Person may become subject as the result of any misrepresentation, breach of representation, warranty or covenant made or to be performed on the part of the Issuer under this Agreement and will reimburse any Purchaser Indemnified Person for all reasonable expenses (including, without limitation, reasonable counsel and expert fees) as they are incurred by any such Purchaser Indemnified Person in connection with any such misrepresentation or breach of representation, warranty or covenant or investigating, preparing or defending any such action or proceeding, whether pending or threatened, and whether or not such Purchaser Indemnified Person is a party hereto. The Issuer will not be responsible for any Damages or expenses to the extent that a court of competent jurisdiction shall have finally determined that such Damages or expenses resulted primarily from such Purchaser Indemnified Person's bad faith or breach of this Agreement. The agreement of the Issuer in this Section 7.03(a) shall be in addition to any liability the Issuer may otherwise have.

            (b) The Purchaser hereby agrees to indemnify and hold harmless the Issuer, its Affiliates and their directors, officers, agents and employees (each, an "Issuer Indemnified Person" and collectively with the Purchaser Indemnified Persons, the "Indemnified Persons"), from and against and to pay any Damages to which such Issuer Indemnified Person may become subject as the result of any misrepresentation, breach of representation, warranty or covenant made or to be performed on the part of the Purchaser under this Agreement and will reimburse any Issuer Indemnified Person for all reasonable expenses (including, without limitation, reasonable counsel and expert fees) as they are incurred by any such Issuer Indemnified Person in connection with any such misrepresentation or breach of representation, warranty or covenant or investigating, preparing or defending any such action or proceeding, whether pending or threatened, and whether or not such Issuer Indemnified Person is a party hereto. The Purchaser will not be responsible for any Damages or expenses to the extent that a court of competent jurisdiction shall have finally determined that such Damages or expenses resulted primarily from such Issuer Indemnified Person's bad faith or breach of this Agreement. The agreement of the Purchaser in this Section 7.03(b) shall be in addition to any liability the Purchaser may otherwise have.

            (c) None of the Issuer nor the Purchaser may make a claim for indemnification for any sums due under this Article VII until the aggregate amount of the Damages exceeds U.S.$1.5 million and then, the Damages shall be limited to in the case of claims against the Issuer to a maximum aggregate amount of U.S.$20 million; provided that, in the event that the U.S.$1.5 million threshold is exceeded, any party may assert one or more claims for indemnification for any and all claims regardless of the amount of such claims (up to the maximum amount for the Issuer provided for above) and going back to the first U.S. dollar of such Damages.

            (d) Neither the Issuer nor the Purchaser shall be entitled to indemnification hereunder with respect to the breach of any warranty, representation, covenant or agreement contained herein unless such claim for indemnification is asserted against the party from whom indemnification is sought within 18 months after the Closing Date. A claim shall be deemed to have been asserted when notice of such claim is given pursuant to Section 7.01 hereof in sufficient detail for the nature and substance of the claim to be clear to the recipients of such notice.

        SECTION 7.04. Successors and Assigns. The Purchaser may assign its rights and obligations hereunder to a direct or indirect wholly-owned Subsidiary of British Telecommunications plc if such Subsidiary becomes a party to this Agreement without the consent of the Issuer, or to any other Person with the prior written consent of the Issuer. The Issuer may not delegate its obligations hereunder. This Agreement shall be binding upon the Issuer and the Purchaser and their respective successors and assigns.

        SECTION 7.05. New York Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

        SECTION 7.06. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other hereto.

        SECTION 7.07. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein.

        SECTION 7.08. Remedies. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law. No party shall be liable for consequential damages as a result of any breach hereof.

        SECTION 7.09. Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transaction contemplated herein may be instituted in any U.S. federal or New York State court in the Borough of Manhattan in the City of New York or in the court of the corporate domicile of each of the parties hereto, with respect to actions brought against that party as a defendant, and each of the parties hereto hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts and to the courts of its corporate domicile, with respect to actions brought against it as defendant, in any suit, action or proceeding.

        SECTION 7.10. Judgment Currency. If for purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Purchaser could purchase U.S. dollars with such other currency in the City of New York on the Business Day preceding that on which final judgment is given.

        SECTION 7.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the matters contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                    IMPSAT FIBER NETWORKS, INC.


                                    By:
                                       -------------------------------
                                    Name:
                                    Title:

                                    NUNSGATE LIMITED


                                    By:
                                       -------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A

                     AMENDMENT NO.1 TO SHAREHOLDERS AGREEMENT

                                    EXHIBIT B

                CONSENT TO AMENDMENT NO.1 TO SHAREHOLDERS AGREEMENT